Exhibit 10.68
                          SENIOR SECURITY AGREEMENT

      This SENIOR SECURITY AGREEMENT, dated as of December 14, 2000 (the "Security Agreement"), is entered into by and among HTI CLASS B, LLC, a Delaware limited liability company (the "Grantor"), HEARTLAND TECHNOLOGY, INC., a Delaware corporation ("Borrower"), and HEARTLAND PARTNERS, L.P., a Delaware limited partnership ("Heartland Partners" or the "Partnership") and CMC HEARTLAND PARTNERS, a partnership formed under the laws of the State of Delaware ("CMC Heartland"), (hereafter, Heartland Partners and CMC Heartland, individually and collectively, are referred to as the "Secured Party"). When referred to jointly, the signatories to this Security Agreement will hereafter be referred to as the "Parties."

                             W I T N E S S E T H:

      WHEREAS, Secured Party has, prior to the date of this Security Agreement, made certain loans and intercompany advances Borrower;

      WHEREAS, Borrower is the sole member of Grantor;

      WHEREAS, Grantor, to secure repayment of the "Obligations" (hereinafter defined) to the Secured Party, and to induce Secured Party to make future loans and intercompany advances to Borrower, desires to pledge certain "Collateral" (hereinafter defined) to Secured Party;

      WHEREAS, the extension and/or continued extension of credit, as aforesaid, by Secured Party is necessary and desirable to the conduct and operation of the business of Borrower and will inure to the personal and financial benefit of the Grantor;

      WHEREAS, the Grantor presently owns all of the "Collateral" (as defined herein);

      NOW, THEREFORE for good and valuable consideration, the receipt of which is hereby acknowledged by the Grantor, and intending to be legally bound hereby, the Grantor and Secured Party hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

            The terms defined in this Section shall have the following defined meanings for all purposes of this Agreement:

      "Borrower"   shall  mean   Heartland   Technology,   Inc.,   a  Delaware
corporation.

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

       "Class B Limited Partner" shall mean Grantor's status, rights, and privileges as a Class B limited partner of the Partnership, as reflected on the books and records of the Partnership on the date of this Security Agreement.

       "Class B Limited Partnership Interest" shall mean the interest of the Class B Limited Partner in the Partnership.

       "Collateral"   shall  mean  the  following  whether  now  or  hereafter
 existing or acquired:

             (i)   the  Class  B  Limited   Partnership   Interest,   and  any
                   substitutions, replacements or additions thereto; and

             (ii) all of the Grantor's right, title and interest as a Class B Limited Partner in the Partnership, including without limitation, all of the Grantor's right as a Class B Limited Partner to receive deposits, proceeds, profits, distributions, special distributions, dividends, interest and other amounts, at any time or from time to time, of cash and other property, real, personal or mixed, and the right as a Class B Limited Partner to receive distributions, special distributions and profits from the Partnership or in connection with all property owned or controlled by the Partnership, and the development thereof or upon complete or partial liquidation of the Partnership or otherwise.

       "Collateral Release Event" shall mean receipt by Grantor of written notice of a Termination Event.

       "Grantor" shall mean HTI Class B, LLC, a Delaware limited liability company.

       "Event of Default" shall have the meaning assigned in Article VII of this Security Agreement.

       "Obligations" shall mean the indebtedness evidenced by that certain Line of Credit Promissory Note (the "Note") issued by the Borrower to the Secured Party and all other now or hereafter existing loans or advances from Secured Party to Borrower, and any extensions, renewals or refinancing thereof.

       "Partnership" shall mean Heartland Partners, L.P., a Delaware limited partnership organized under the Partnership Agreement.

       "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Heartland Partners, L.P., dated as of June 27, 1990, as amended by the Amendment to the Amended and Restated Agreement of Limited Partnership of Heartland Partners, L.P., dated December 4, 1997, as it may be further amended, supplemented or restated from time to time.

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

       "Secured Party" shall mean Heartland Partners, L.P., a Delaware limited partnership, and CMC Heartland Partners, a Delaware partnership, individually or collectively.

       "Security Interest" shall mean the senior security interest granted by the Grantor to the Secured Party in the Collateral pursuant to Article II of this Security Agreement.

      "Subordinated Debt" shall mean all obligations, liabilities, and indebtedness of the Borrower to Subordinated Debt Holders, whether now existing or incurred in the future, which is subordinated to the Security Interest.

      "Subordinated Debt Holders" shall mean all holders of any security interests of the Grantor, whether now existing or hereafter arising, which is subordinated to the Security Interest.

      "Subordinated Security Agreements" shall mean any other security agreement entered into by Grantor, granting a security interest in the Collateral, whether now existing or hereafter arising, which is subordinated to the Security Interest.

      "Termination Event" shall mean (i) receipt by Grantor of written notice by Secured Party of its intent to terminate the loans to Grantor and (ii) the satisfaction and payment of all Obligations; provided, however, that Secured Party may make loans from time to time to Borrower and receive payments from time to time from Borrower prior to delivery of written notice of Secured Party's intention to terminate the loans, and such repayments shall not be deemed a "Termination Event."

      "UCC" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of Delaware.

      Terms otherwise not specifically defined herein shall have the meaning ascribed to them in the UCC.

                                  ARTICLE II
                 PLEDGE AND GRANT OF SENIOR SECURITY INTEREST

      1. To secure the payment of the Obligations (together with all reasonable costs and expenses of the Secured Party incurred in connection with the enforcement of this Agreement and the Note), the Grantor hereby pledges and grants to the Secured Party a senior lien on, and a senior security interest in, the Collateral.

      2. Notwithstanding any security agreement(s) or other agreements heretofore or hereafter entered into between Grantor and the Subordinated Debt Holders, or any financing statement(s) heretofore or hereafter filed against the Collateral, and notwithstanding the time or order of filing, attachment or perfection, this Security Agreement is senior to any lien and security interest of any Subordinated Debt Holder in the Collateral to secure its rights, and Borrower's or Grantor's obligations, under or arising out of Subordinated Security Agreements and Subordinated Debt.

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

                                  ARTICLE III
             REPRESENTATIONS, WARRANTIES, AND COVENANTS OF GRANTOR

            The Grantor represents, warrants and covenants that as of the date of execution of this Agreement, and continuing until the occurrence of the Collateral Release Event:

      A. The Grantor is duly organized under the law of the State of Delaware, and shall not change the state of its organization without the prior consent of the Secured Party.

      B. The Grantor is the sole owner of 100% of the Class B Limited Partnership Interest.

      C.    No   certificate   has  been  issued  to  represent   the  pledged
            Collateral, and the pledged Collateral is an uncertificated security within the meaning of UCC 8-102(a)(18).

      D. Grantor has full power, authority and legal right to execute this Security Agreement and to grant the Security Interest in the Collateral to the Secured Party.

      E. This Security Agreement has been duly executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of Grantor in accordance with its terms.

      F. The Class B Limited Partnership Interest is a security within the meaning of 8-102(a)(15) of the UCC.

      G. The pledged Collateral is subject to the subordinated lien and security interest, now existing or hereafter granted, of the Subordinated Debt Holders, as created under or arising out of the Subordinated Security Agreements. Except for the security interest created by the Subordinated Security Agreements, and the senior security interest granted to the Secured Party pursuant to this Security Agreement, the Collateral is not subject to any other liens, claims, and/or interests.

                                  ARTICLE IV
           REPRESENTATIONS, WARRANTIES, AND COVENANTS OF PARTNERSHIP

            The Partnership represents, warrants and covenants that as of the date of execution of this Agreement:

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

      A.    The Partnership is the issuer of the pledged Collateral.

      B. The pledged Collateral is a security within the meaning of 8-102(a)(15) of the UCC.

      C.    No   certificate   has  been  issued  to  represent   the  pledged
            Collateral, and the pledged Collateral is an uncertificated security within the meaning of 8-102(a)(18) of the UCC.

      D. All property credited to the Collateral will be treated as financial assets under Article 8 of the UCC.


                                   ARTICLE V
                               GRANTOR'S POWERS

      1. So long as an Event of Default shall not then exist, Grantor shall be the only party entitled (i)to exercise for any purpose any and all voting rights and powers, and (ii)to receive any and all distributions, in each case arising from or relating to the Collateral; provided, however, that Grantor shall not exercise such rights or powers, or consent to any action of the Partnership that would be in contravention of the provisions of, or constitute an Event of Default under, this Security Agreement.

      2. Upon the occurrence of an Event of Default, unless Secured Party designates in writing to Grantor to the contrary, all rights of Grantor provided in Section 5.1 shall cease, and all voting rights and powers and rights to distributions included in the Collateral or otherwise described in
Section 5.1 shall thereupon become vested in Secured Party, and Secured Party shall thereafter have the sole and exclusive right and authority to exercise such voting rights and powers. Grantor shall execute such documents and instruments, including but not limited to, statements that Grantor no longer has the right to act as a partner, owner or otherwise as Secured Party may request.

      Notwithstanding anything herein to the contrary:

            (A) Upon the redemption of the Class B Limited Partnership Interest or the dissolution or liquidation (in whole or in part) of the Partnership, if any sum is to be paid in redemption of the Class B Limited Partnership Interest or as a liquidating distribution or dividend or otherwise, or

            (B) If any distribution of capital shall be made on the Class B Limited Partnership Interest, or any shares, interests, warrants, rights, obligations or other property shall be distributed upon or with respect to the Collateral pursuant to a recapitalization or reclassification of the capital of the Partnership, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Partnership, or pursuant to the merger or consolidation of the Partnership with or into another entity,

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

then any sum or any shares, interests, warrants, obligations, rights or other property so paid or distributed shall be held by the Secured Party or made subject to a Control Agreement (substantially in the foprm attached hereto as Exhibit A)or otherwise as the parties agree to perfect the Secured Party's security interest therein, shall otherwise be deemed to be Collateral hereunder.

                                  ARTICLE VI
                               EVENTS OF DEFAULT

            Each of the following occurrences shall constitute an event of default hereunder (herein called an "Event of Default"):

      A. a failure of the Borrower to make any payment of the Obligations to Secured Party on the date that such payment obligation becomes due or the failure of the Borrower to timely pay any obligation or indebtedness that is secured, in whole or in part, at any time or from time to time, by the Collateral;

      B. a failure by Grantor to perform its obligations under this Security Agreement;

      C. a receiver, liquidator or trustee of the Borrower or the Grantor or of any property of the Borrower or the Grantor shall be appointed by court order and such order shall remain unstayed and in effect for more than 60 days; or the Borrower or the Grantor shall be adjudged bankrupt or insolvent; or any of the property of the Borrower or the Grantor shall be restrained, attached or sequestered by court order of become subject to any levy of any court and such order shall remain unstayed and in effect for more than 60 days; or a petition to reorganize the Borrower or the Grantor under any bankruptcy, reorganization, arrangement, moratorium, or insolvency law or code or other debtor relief proceedings shall be filed against the Borrower or the Grantor and shall not be dismissed within 60 days after such filing or an order for relief shall be entered against the Borrower or the Grantor, as applicable, (it being understood that for the purposes of Sections (C), (D), (E), (F) and (G), the term the "Borrower" includes any "significant subsidiary" of the Borrower as that term is defined by the Securities and Exchange Commission);

      D. the Borrower or the Grantor shall file a petition in voluntary bankruptcy or requesting relief under any provision of any bankruptcy, reorganization, or insolvency law or shall consent to the filing of any petition against it under any such law or code;

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

      E. the Borrower or the Grantor shall make an assignment for the benefit of its creditors or consent to the appointment of a receiver, trustee, or liquidator of the Borrower or the Grantor or of all or any part of the property of the Borrower or the Grantor;

      F. the Borrower or the Grantor shall be dissolved or liquidated or the existence of the Borrower or the Grantor shall terminate except pursuant to a merger pursuant to which the Obligations become obligations of the surviving entity; or

      G. any seizure, vesting, or intervention by or under the authority of any governmental agency by which the management of the Borrower or the Grantor is displaced or its authority in the conduct of its business is curtailed shall occur.

                                  ARTICLE VII
                               POWER OF ATTORNEY

            The Grantor hereby appoints the Secured Party as its lawful attorney-in-fact to take, at the Secured Party's option and at the Grantor's expense and liability, all actions which the Secured Party may deem necessary or desirable to effectuate the Secured Party's rights under this Security Agreement, including without limitation the execution of any instrument which the Secured Party may deem necessary or desirable in connection with the protection or enforcement of the Secured Party's rights, interests and powers hereunder

                                 ARTICLE VIII
                        PROTECTION OF SECURITY INTEREST

            The  Grantor   shall  take  any  action   necessary   to  preserve
redemption, conversion, warrant, preemptive or other rights (and be aware of the dates limiting the exercise of such rights) concerning the Collateral. The Secured Party may, but need not, take any action to preserve such rights. No failure to act by the Secured Party shall relieve the Grantor of its duties under this section or in any way impair or discharge the Obligations or any of them, and no failure to act by the Secured Party shall result in any liability to the Grantor or the Borrower on the part of the Secured Party. No omission by the Secured Party with respect to any such matters shall in any way impair or discharge the Obligations or any of them. Notwithstanding anything in this Security Agreement to the contrary, the Secured Party shall have no obligation to exercise any rights or privileges, and no failure by the Secured Party to exercise any rights or privileges shall constitute a default under this Security Agreement or result in any liability to the Grantor on the part of the Secured Party. If the validity or priority of this Security Agreement or of any rights, titles, security interests or other interests created or evidenced hereby or thereby shall be attacked, endangered or questioned, or if any legal proceedings are instituted with respect thereto, the Grantor will give prompt written notice thereof to the Secured Party and the Grantor at its own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and appropriate steps for the defense of such legal proceedings. The Secured Party (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its sole judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Security Agreement and the rights, titles, security interests and other interests created or evidenced hereby or thereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by the Grantor to the Secured Party and shall bear interest from the date of expenditure until paid at the rate of 10% per annum or, if lower, the highest rate of interest permitted by law

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

                                  ARTICLE IX
                 SECURED PARTY REMEDIES UPON EVENT OF DEFAULT

            If an Event of Default shall occur and the Collateral Release Event shall not have occurred, the Secured Party shall have all rights and remedies under this Agreement and applicable law and in addition thereto:



      A. The Secured Party, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Collateral, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Class B Limited Partnership Interest may be listed, or at public or private sale, at any Secured Party's premises or elsewhere, for cash, upon credit or for future delivery, and in connection therewith Secured Party may grant options, Grantor hereby waiving and releasing any and all equity or right of redemption. If any of the Collateral is sold by the Secured Party upon credit or for future delivery, the Secured Party shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Secured Party may resell such Collateral. In no event shall Borrower or Grantor be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by the Secured Party.

      B. The Secured Party shall be entitled to exercise all rights and to enjoy all benefits of the Grantor under the Collateral, including, without limitation, the right to enforce any rights of Grantor with respect to the Collateral, and to receive, retain and apply to the payment of the Obligations any and all monies paid upon or for the account of the Grantor with respect to the Collateral.

      C. The Secured Party shall be entitled to exercise all voting power with respect to the Collateral and to receive and retain, as additional Collateral hereunder, any and all interest payments, distributions or dividends at any time declared or paid upon any of the Collateral.

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

                                   ARTICLE X
                             RELEASE OF COLLATERAL

            Upon the occurrence of a Collateral Release Event:

      A. Secured Party shall terminate and release the Security Interest, and will execute and deliver to Grantor such documents as Grantor may reasonably request and provide to Secured Party to evidence the termination of the Security Interest.

      B. Grantor shall be entitled to the return of all of the Collateral and the release by the Secured Party of their security interest therein, and Secured Party will deliver to Grantor all stock certificates and instruments representing or evidencing Collateral being physically held by Secured Party.

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

      1 . Remedies Cumulative. The remedies provided herein in favor of the Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Secured Party existing at law or in equity, including without limitation, those remedies specified in the Note, and may be exercised either individually or jointly by Heartland Partners and CMC Heartland.

      2. No Waiver. No delay on the part of the Secured Party or of any holder of the obligations in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver or amendment of any provision of this Agreement shall be enforceable unless in writing and signed by Secured Party and unless it expressly refers to the provision affected.

      3. Notices. Any notice of any sale, lease, other disposition, or other intended action by the Secured Party shall be deemed reasonable if it is in writing and deposited in the United States mail fifteen (15) days in advance of the intended disposition or other intended action, first class postage prepaid, and addressed to Grantor at its address set forth below (or any other address designated in a written notice by Grantor previously received by the Secured Party).

      4.    Governing  Law.  This  Security   Agreement  and  the  rights  and
obligations of the Secured Party and Grantor hereunder shall be construed in accordance with and governed by the internal laws of the State of Illinois, cannot be changed orally, and shall bind and inure to the benefit of Grantor and the Secured Party and their respective successors and assigns.

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

      5. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

      6. Secured Party's Signature Not Necessary. The Grantor acknowledges that this Security Agreement is and shall be effective upon execution by the Grantor and delivery to and acceptance hereof by the Secured Party, and it shall not be necessary for any Secured Party to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to Grantor. This Agreement may be executed by facsimile signature, but Grantor agrees to furnish an original to the Secured Party within ten business days after signing.

      7. Headings. The article headings of this Security Agreement are for convenience of reference only, and will not affect the meaning of any of its provisions.

      8. Guaranty. Borrower hereby guarantees the performance by the Grantor of all obligations of Grantor under this Security Agreement.

      9. Securities Laws. The Grantor and the Borrower recognize that the Secured Party's ability to effect a public sale of all or a part of the Collateral may be limited by reason of certain prohibitions contained in (a) the Securities Act of 1933, as amended, as now or hereafter in effect, (b) the Exchange Act, or (c)applicable Blue Sky or other state securities laws, as now or hereafter in effect, and the Secured Party may be compelled to resort to one or more private sales of the Collateral to a restricted group of purchasers who may be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor and the Borrower agree that private sales so made may be at prices and other terms less favorable than if such Collateral were sold at public sales, and that the Secured Party has no obligation to delay sale of any such Collateral for the period of time necessary to permit the Partnership, as issuer of such Collateral, even if the Partnership would agree, to register such Collateral for public sale under such applicable securities laws. The Grantor and the Borrower agree that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner

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

      IN WITNESS WHEREOF, Grantor and Secured Party have caused this Security Agreement to be duly executed as of the day and year first above written.

Secured Party:                      HEARTLAND PARTNERS, L.P.

                                    By HTI Interests, LLC
                                          Its General Partner


                                    By         s/ Edwin Jacobson
                                    Its     President & CEO


Secured Party:                      CMC HEARTLAND PARTNERS

                                    By Heartland Technology, Inc.
                                          as Managing Partner


                                    By         s/ Edwin Jacobson
                                    Its     President & CEO


Grantor:                            HTI CLASS B, LLC


                                    By         s/ Edwin Jacobson
                                    Its     President & CEO


Borrower:                           HEARTLAND TECHNOLOGY, INC.


                                    By         s/ Edwin Jacobson
                                    Its     President & CEO

                                   EXHIBIT A

                               CONTROL AGREEMENT

      This CONTROL AGREEMENT, dated as of December 14, 2000, (the "Control Agreement") is entered into between Heartland Partners, L.P., a Delaware limited liability partnership (the "Partnership"), HTI Class B, LLC (the "Grantor"), and CMC Heartland Partners, a Delaware partnership ("CMC Heartland"), (the Partnership and CMC Heartland are individually and collectively referred to herein as the "Secured Party").

1. The Grantor and the Secured Party have entered into a certain Security Agreement executed as of the date hereof (the "Security Agreement"). All capitalized terms used in this Control Agreement shall have the meaning ascribed to them in the Security Agreement. Pursuant to the Security Agreement, the Grantor has granted the Secured Party a security interest in the Collateral, including the Class B Limited Partnership Interest in the Partnership (the "Pledged Collateral"). The parties are entering into this Control Agreement to perfect the security interest in the Pledged Collateral.

2.    The Partnership represents and warrants to the Secured Party that:

      2.1.  The Partnership is the issuer of the Pledged Collateral.

      2.2. The Pledged Collateral is a security within the meaning of 8-102(a)(15) of the UCC.

      2.3.  No   certificate   has  been  issued  to  represent   the  Pledged
            Collateral, and the Pledged Collateral is an uncertificated security within the meaning of 8-102(a)(18) of the UCC.

      2.4. The Partnership does not know of any claim to or interest in the Pledged Collateral, except for claims and interests of the parties referred to in this Control Agreement.

3. The Partnership will comply with all notifications it receives directing it to transfer or redeem the Pledged Collateral (each an entitlement order) originated by the Secured Party without further consent by the Grantor.

4. Except as otherwise provided in this section, the Partnership will comply with entitlement orders originated by the Grantor without further consent by the Secured Party. If the Secured Party notifies the Partnership that the Secured Party will exercise exclusive control over the Pledged Collateral (a "notice of exclusive control"), the Partnership will cease complying with entitlement orders or other directions concerning the Pledged Collateral originated by the Grantor and distributing to the Grantor interest and dividends on property in the Pledged Collateral. Until the Partnership receives a notice of exclusive control, the Partnership may distribute to the Grantor all interest and regular cash dividends on property in the Pledged Collateral. The Partnership will not comply with any entitlement order originated by the Grantor that would require the Partnership to make a free delivery to the Grantor or any other person.

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

5. The Partnership will not agree with any third party, other than the Secured Party that the Partnership will comply with entitlement orders originated by the third party.

6. The Partnership will send copies of all statements and confirmations for the Pledged Collateral simultaneously to the Grantor and the Secured Party. The Partnership will use reasonable efforts promptly to notify the Secured Party and the Grantor if any other person, other than the Secured Party and the Pari Passu Debt Holders claims that it has a property interest in property in the Pledged Collateral and that it is a violation of that person's rights for anyone else to hold, transfer, or deal with the property.

7. Except for permitting a withdrawal, delivery, or payment in violation of section 4, the Partnership will not be liable to the Secured Party for complying with entitlement orders from the Grantor that are received by the Partnership before the Partnership receives and has a reasonable opportunity to act on a notice of exclusive control. The Partnership will not be liable to the Grantor for complying with a notice of exclusive control or with entitlement orders originated by the Secured Party, even if the Grantor notifies the Partnership that the Secured Party is not legally entitled to issue the entitlement order or notice of exclusive control, unless the Partnership takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

8. This Control Agreement does not create any obligation of the Partnership except for those expressly set forth in this Control Agreement. In particular, the Partnership need not investigate whether the Secured Party is entitled under the Secured Party's agreements with the Grantor to give an entitlement order or a notice of exclusive control. The Partnership may rely on notices and communications it believes given by the appropriate party.

9. The Secured Party and the Grantor will indemnify the Partnership, its officers, directors, employees, and agents against claims, liabilities, and expenses arising out of this Control Agreement (including reasonable attorneys' fees and disbursements), except to the extent the claims, liabilities, or expenses are caused by the Partnership's gross negligence or willful misconduct. The Secured Party's and the Grantor's liability under this section is joint and several.

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

10. The Secured Party may terminate this Control Agreement by notice to the Partnership and the Grantor. The Partnership may terminate this Control Agreement on 30 days notice to the Secured Party and the Grantor.

11. If the Secured Party notifies the Partnership that the Secured Party's security interest in the Pledged Collateral has terminated, this Security Agreement will immediately terminate. Sections 8 and 9 will survive termination of this Control Agreement.

12. This Control Agreement will be governed by the laws of the State of Illinois. The Partnership and the Grantor may not change the law governing the Pledged Collateral without the Secured Party's express written agreement.

13.   This  agreement  is the  entire  agreement,  and  supersedes  any  prior
      agreements  and   contemporaneous   oral  agreements,   of  the  parties
      concerning its subject matter.

14. No amendment of, or waiver of a right under, this Control Agreement will be binding unless it is in writing and signed by the party to be charged.

15. To the extent a provision of this Control Agreement is unenforceable, this Control Agreement will be construed as if the unenforceable provision were omitted.

16. All property credited to the Pledged Collateral will be treated as financial assets under Article 8 of the Illinois Uniform Commercial Code.

17. A successor to or assignee of the Secured Party's rights and obligations under the security agreement between the Secured Party and the Grantor will succeed to the Secured Party's rights and obligations under this Control Agreement.

18. A notice or other communication to a party under this Control Agreement will be in writing, will be sent to the party's address set forth below or to such other address as the party may notify the other parties and will be effective on receipt.

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

IN WITNESS WHEREOF, the Partnership, Grantor and Secured Party have caused this Security Agreement to be duly executed as of the day and year first above written.

Partnership and Secured Party:      HEARTLAND PARTNERS, L.P.

                                    By HTI Interests, LLC
                                          Its General Partner


                                    By _______________________________
                                    Its _______________________________


Secured Party:                      CMC HEARTLAND PARTNERS

                                    By Heartland Technology, Inc.
                                          as Managing Partner


                                    By _______________________________
                                    Its _______________________________


Grantor:                            HTI CLASS B, LLC


                                    By _______________________________
                                    Its _______________________________







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